UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Inland American Real Estate Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INLAND AMERICAN REAL ESTATE TRUST, INC.

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT

Date:	June 2, 2009
Time:	9:00 a.m. central time
Place:	2901 Butterfield Road
Oak Brook, Illinois 60523

Inland American Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
(800) 826-8228

Notice of Annual Meeting of Stockholders
to be held
June 2, 2009

Dear Stockholder:

Our annual stockholders’ meeting will be held on June 2, 2009, at 9:00 a.m. central time, at our principal executive offices located at 2901 Butterfield Road in Oak Brook, Illinois 60523.  At our annual meeting, we will ask you to:

•                                          elect eight directors;

•                                          ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

•                                          transact any other business that may be properly presented at the annual meeting.

If you were a stockholder of record at the close of business on April 10, 2009, you may vote in person at the annual meeting and any postponements or adjournments of the meeting.  A list of these stockholders will be available at our offices before the annual meeting.

Please sign, date and promptly return the enclosed proxy card in the enclosed envelope, or vote by telephone or Internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the annual meeting.

By order of the Board of Directors,

Scott W. Wilton
Secretary

April 15, 2009

i

This proxy statement contains information related to the annual meeting of stockholders to be held June 2, 2009, beginning at 9:00 a.m. central time, at our principal executive offices located at 2901 Butterfield Road, Oak Brook, Illinois 60523, and at any postponements or adjournments thereof.  This proxy statement is being mailed to stockholders on or about April 15, 2009.

INFORMATION ABOUT THE ANNUAL MEETING

Information About Attending the Annual Meeting

The board of directors of Inland American Real Estate Trust, Inc. (referred to herein as the “company,” “we,” “our” or “us”), a Maryland corporation, is soliciting your vote for the 2009 annual meeting of stockholders.  At the meeting, you will be asked to:

•                                          elect eight directors;

•                                          ratify the selection of KPMG LLP (sometimes referred to herein as “KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

•                                          transact any other business that may be properly presented at the annual meeting.

The board of directors recommends that you vote “for” on each proposal.  If you own shares of common stock in more than one account, such as individually and jointly with your spouse, you may receive more than one set of these materials.  Please make sure to vote all of your shares.  This proxy statement summarizes information we are required to provide to you under the rules of the Securities and Exchange Commission, or “SEC.”  If you plan on attending the annual meeting of stockholders in person, please contact Ms. Roberta S. Matlin, our vice president — administration, at (800) 826-8228 so that we can arrange for sufficient space to accommodate all attendees.

Information About Voting

You will have one vote for each share of common stock, including shares purchased through our Distribution Reinvestment Plan, that you owned at the close of business on April 10, 2009, which is the record date for the annual meeting.  On the record date, there were 805,895,516 shares outstanding.  There is no cumulative voting.  A majority of the outstanding shares, or 402,947,759 shares, must be present to hold the annual meeting.

Your vote is important.  As the holder of record for your shares, you may vote in person or by granting us a proxy to vote on each of the proposals.  You may vote by proxy in any of the following ways:

•                                          by mail: sign, date and return the proxy card in the enclosed envelope;

•                                          via telephone: dial 1-877-550-3536 and follow the instructions provided on the proxy card; or

•                                          via the Internet: go to www.proxyvoting.com/INLAND and follow the instructions provided on the proxy card.

If you return your proxy card but do not indicate how your shares should be voted, they will be voted “for” in accordance with the board’s recommendation for each proposal.

If you grant us a proxy, you may nevertheless revoke your proxy at any time before it is exercised by:  (1) sending written notice to us, Attention: Ms. Roberta S. Matlin, vice president — administration; (2) providing us with a later-dated proxy; or (3) attending the annual meeting in person and voting your shares.  Merely attending the annual meeting, without further action, will not revoke your proxy.

Information Regarding Tabulation of the Vote

We have hired Morrow & Co., Inc. to solicit proxies on our behalf.  In addition, Morrow & Co, Inc. will tabulate all votes cast at the annual meeting and will act as the inspector of election.

Quorum Requirement

Stockholders owning a majority of our shares must be present in person or by proxy in order for action to be taken at the meeting.  For these purposes, “abstentions” will be counted as present for determining whether a majority is present.

Information About Votes Necessary for Action to be Taken

The affirmative vote of a majority of the votes cast at the annual meeting, assuming a quorum is present, is required to elect directors and to ratify KPMG as our independent registered public accounting firm.  A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will have no effect on the election of the director or directors but will be counted for purposes of establishing a quorum.  For the proposal with respect to KPMG, a properly executed proxy marked “abstain” will not be voted and will not be counted in determining the number of votes cast for the proposal, although it will be counted for purposes of establishing a quorum.

Costs of Proxies

We will bear all costs and expenses incurred in connection with soliciting proxies.  Our directors and executive officers, as well as the employees of our business manager, Inland American Business Manager & Advisor, Inc. (sometimes referred to herein as the “Business Manager”), also may solicit proxies by mail, personal contact, letter, telephone, telegram, facsimile or other electronic means.  These individuals will not receive any additional compensation for these activities, but may be reimbursed by us for their reasonable out-of-pocket expenses.  In addition, we have hired Morrow & Co., Inc. to solicit proxies on our behalf.  We anticipate that the cost of soliciting proxies will be approximately $5,000.00 plus costs and expenses.

Other Matters

We are not aware of any other matter to be presented at the annual meeting.  Generally, no business aside from the items discussed in this proxy statement may be transacted at the meeting.  If, however, any other matter properly comes before the annual meeting as determined by the chairman of the meeting, your proxies are authorized to act on the proposal at their discretion.

Generally, for nominations or other business to be properly brought before the annual meeting by one of our stockholders, the stockholder seeking to make a nomination or bring other business before the meeting must provide, among other things, written notice to our corporate secretary not later than the ninetieth day and not earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting.  Therefore, any stockholder desiring to nominate a person for election to the board or to bring other business before the meeting was required to provide us with notice not earlier than February 3, 2009 and not later than March 5, 2009.  We did not receive notice of any proposals during this time period.

Important Notice Regarding the Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 2, 2009.  This proxy statement, the proxy card and our annual report to stockholders for the year ended December 31, 2008 are available on our website at www.inland-american.com.  Additional copies of this proxy statement, our annual report to stockholders or our annual report on Form 10-K for the year ended December 31, 2008 will be furnished to you, without charge, by writing us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Relations. If requested by eligible stockholders, we also will provide copies of exhibits to our annual report on Form 10-K for the year ended December 31, 2008 for a reasonable fee.

All of the reports, proxy materials and other information that we file with the SEC also can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Copies also can be obtained by mail from the Public Reference Room at prescribed rates.  Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.  In addition, the SEC maintains an Internet website (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

STOCK OWNERSHIP

Stock Owned by Certain Beneficial Owners and Management

Based on a review of filings with the Securities and Exchange Commission, the following table shows the amount of common stock beneficially owned (unless otherwise indicated) by (1) persons that beneficially own more than 5% of the outstanding shares of our common stock; (2) our directors and each nominee for director; (3) our executive officers; and (4) our directors and executive officers as a group.  All information is as of April 10, 2009.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class
J. Michael Borden, Independent Director	122,768	(3)(4)	*
Thomas F. Glavin, Independent Director	19,908	(3)(5)	*
Brenda G. Gujral, Director and President	7,319	(6)	*
David Mahon, Independent Director	19,708	(3)(7)	*
Thomas F. Meagher, Independent Director	15,656	(3)	*
Robert D. Parks, Director and Chairman of the Board	505,522	(8)	*
Paula Saban, Independent Director	4,000	(3)	*
William J. Wierzbicki, Independent Director	5,186	(3)(9)	*
Roberta S. Matlin, Vice President—Administration	3,055		*
Lori J. Foust, Treasurer and Principal Financial Officer	3,500		*
Jack Potts, Principal Accounting Officer	—		—
Scott W. Wilton, Secretary	3,967	(10)	*
All Directors and Officers as a group (twelve persons)	710,589		*

*	Less than 1%
(1)	The business address of each person listed in the table is c/o Inland American Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523.
(2)	All fractional ownership amounts have been rounded to the nearest whole number.
(3)

Includes shares issuable upon exercise of vested options granted to the director under our independent director stock option plan. Only those options that are currently exercisable or will become exercisable within 60 days after the date of this table are included.

(4)

Mr. Borden has sole voting and dispositive power over 113,883 shares, including 46,022 shares owned by St. Anthony Padua Charitable Trust, for which Mr. Borden is the trustee, and shares voting and dispositive power over 8,885 shares.

(5)	Mr. Glavin shares voting and dispositive power over all 19,908 shares.
(6)	Ms. Gujral has sole voting and dispositive power over 2,631 shares and shares voting and dispositive power over 4,688 shares, which are owned by Ms. Gujral’s spouse through his individual IRA.
(7)	Mr. Mahon shares voting and dispositive power over all 19,708 shares.
(8)

Mr. Parks has sole voting and dispositive power over all 505,522 shares, which include 26,316 shares owned by Mr. Parks’ mother in the Evelyn G. Parks Survivors Trust and 27,286 shares in the Parks Family Trust, for which Mr. Parks is the trustee.

(9)	Mr. Wierzbicki shares voting and dispositive power over all 5,186 shares.
(10)	Mr. Wilton shares voting and dispositive power over all 3,967 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each director, officer and individual beneficially owning more than 10% of our common stock to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of our common stock with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish us with copies of all such forms they file.  Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2008, or written representations that no additional forms were required, we believe that all of our officers and directors and persons that beneficially own more than 10% of the outstanding shares of our common stock complied with these filing requirements in 2008, with the exception one Form 4, reporting a single transaction, which Mr. Wilton inadvertently failed to file on a timely basis.  A late Form 4 was filed with the SEC.

Interest of Certain Persons in Matters to Be Acted On

No director, executive officer, nominee for election as a director or associate of any director, executive officer or nominee has any substantial interest, direct or indirect, through security holdings or otherwise, in any matter to be acted upon at the annual meeting.

CORPORATE GOVERNANCE PRINCIPLES

Our business is managed under the direction and oversight of our board.  The members of our board are J. Michael Borden, Thomas F. Glavin, Brenda G. Gujral, David Mahon, Thomas F. Meagher, Robert D. Parks, Paula Saban and William J. Wierzbicki.  As required by our charter, a majority of our directors must be “independent.”  An “independent director” is a person who:  (1) is not directly or indirectly associated, and has not been directly or indirectly associated within the two years prior to becoming an independent director, with the company, our sponsor, Inland Real Estate Investment Corporation (“IREIC”), or our Business Manager whether by ownership of, ownership interest in, employment by, any material business or professional relationship with or as an officer or director of the company, IREIC, our Business Manager or any of their affiliates; (2) does not serve as a director for another real estate investment trust (“REIT”) sponsored by IREIC or advised by our Business Manager or any of its affiliates; and (3) performs no other services for the company, except as director.  Based on this standard and the standards established by the New York Stock Exchange, Messrs. Borden, Glavin, Mahon, Meagher and Wierzbicki and Ms. Saban qualify as independent directors.

Mr. Parks serves as our chairman of the board.  The chairman of the board organizes the work of the board and ensures that the board has access to sufficient information to carry out its functions, including monitoring the company’s performance and the performance of our Business Manager and our property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC, as well as the third-party managers that manage our lodging properties.  Mr. Parks presides over meetings of the board of directors and stockholders, establishes the agenda for each meeting and oversees the distribution of information to directors.  Each director has access to the members of our management team as well as full access to our books and records.

Our board has adopted a code of ethics which is available on our website at www.inland-american.com.  In addition, printed copies of the code of ethics are available to any stockholder, without charge, by writing us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Relations.

Communicating with Directors

Stockholders wishing to communicate with our board and the individual directors may send communications by letter, e-mail or telephone, in care of our corporate secretary, who will review and forward all correspondence to the appropriate person or persons for a response.

Our “whistleblower” policy prohibits us, or any of the employees of the Business Manager or its affiliates, from retaliating or taking any adverse action against anyone for raising a concern.  Employees of the Business Manager or its affiliates preferring to raise their concerns in a confidential or anonymous manner may do so by contacting our compliance officer at (630) 218-8000, ext. 4743.  The hotline is available twenty-four hours a day, seven days a week to receive reports of ethical concerns or incidents, including concerns about accounting, internal controls or auditing matters.  Callers to this hotline may choose to remain anonymous.  A complete copy of our “whistleblower” policy may be found on our website at www.inland-american.com.

Audit Committee

Our board has formed an audit committee comprised of four independent directors, Messrs. Borden, Glavin, Mahon and Meagher.  The board has determined that Mr. Mahon, the chairman of the committee, qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission, and that each member of the committee is independent in accordance with the standards set forth in the committee’s charter.  The audit committee assists the board in fulfilling its oversight responsibility relating to: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualifications and independence of the independent registered public accounting firm; (4) the adequacy of our internal controls; and (5) the performance of our independent registered public accounting firm.  The report of the committee is included in this proxy statement.  The audit committee has adopted a written charter, which is available on our website at www.inland-american.com under the “Corporate Governance” tab.

Other Committees

Our board does not have a designated compensation committee, or a charter that governs the compensation process.  Instead, the full board of directors performs the functions of a compensation committee, including reviewing and approving all forms of compensation for our independent directors.  In addition, our independent directors determine, at least annually, that the compensation that we contract to pay to our Business Manager is reasonable in relation to the nature and quality of services performed or to be performed, and is within the limits prescribed by our charter and applicable law.  Our board does not believe that it requires a separate compensation committee at this time because we do not separately compensate our executive officers for their service as officers, nor do we reimburse either our Business Manager or our property managers for any compensation paid to their employees who also serve as our executive officers, other than through the general fees we pay to them under the business management agreement or the property management agreements.  In addition, the amount of non-qualified stock options granted to our independent directors is fixed under our independent stock option plan.

Our management and disclosure committee, which is comprised of certain of our executive officers, may, upon the request of the independent directors, recommend the amount of compensation to be paid to our independent directors.  However, our board has not engaged any compensation consultants to recommend or otherwise determine the amount or form of director compensation.

Our board also does not have a designated nominating committee, or a charter that governs the director nomination process.  Instead, the full board of directors performs the functions of a nominating committee, including identifying and selecting nominees for election at the annual meeting of stockholders.  Under our charter, our independent directors are solely responsible for nominating replacements for vacancies amount our independent director positions.  Our board believes that the primary reason for creating a standing nominating committee is to ensure that candidates for independent director positions can be identified, and their qualifications assessed, under a process free from conflicts of interest.  Because independent director nominations are handled by our independent directors, our board has determined that the creation of a standing nominating committee is not necessary at this time.

The board considers candidates recommended by stockholders, directors and officers for nomination as a director.  With respect to nominees recommended by stockholders, recommendations must be submitted in accordance with the procedures specified in Article II, Section 9 of our Amended and Restated Bylaws, as amended.  Generally, this requires that the stockholder send certain information about the nominee to our secretary between ninety and 120 days prior to the first anniversary of the annual meeting held in the prior year.  In evaluating any director recommendations, including those submitted by our stockholders, the board will consider its needs and those of the company and evaluate each director candidate in light of, among other things, the candidate’s experience and qualifications.  The nominees to be considered for membership to the board of directors at this 2009 annual meeting were nominated and approved by the board on March 17, 2009.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our board has nominated the eight individuals set forth below to serve as directors.  Messrs. Borden, Glavin, Mahon, Meagher and Wierzbicki and Ms. Saban have been nominated to serve as independent directors.  Mr. Parks and Ms. Gujral also have been nominated to serve as directors.  If you return a proxy card but do not indicate how your shares should be voted, they will be voted “for” each of the nominees.  We know of no reason why any nominee will be unable to serve if elected.  If any nominee is unable to serve, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of directors to be elected.  If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill the vacancy until the next annual meeting of stockholders.  The following gives information, provided by the nominees, about their principal occupation, business, experience and other matters:

J. Michael Borden, 72.  Independent director since October 2004.  Mr. Borden is president and chief executive officer of Rock Valley Trucking Co., Inc., Total Quality Plastics, Inc., Rock Valley Leasing, Inc., Hufcor Inc. and Airwall, Inc.  Mr. Borden also served as the president and chief executive officer of Freedom Plastics, Inc. through February 2009, at which time it filed a voluntary petition for a court-supervised liquidation of all of its assets in the Circuit Court of Rock County, Wisconsin.  Mr. Borden also is the chief executive officer of Hufcor Asia Pacific in China and Hong Kong, Marashumi Corp. in Malaysia, Hufcor Australia Group, and F. P. Investments a Real Estate Investment Company.  Over the last twenty-five years, Mr. Borden’s various businesses have routinely entered into real estate transactions in the ordinary course of business, allowing him to develop experience in acquiring, leasing, developing and redeveloping real estate assets.  He currently serves on the board of directors of Dowco, Inc., M&I Bank, Competitive Wisconsin, St. Anthony of Padua Charitable Trust and Great Lakes Packaging, is a trustee of The Nature Conservancy and is a regent of the Milwaukee School of Engineering.  Mr. Borden previously served as chairman of the board of the Wisconsin Workforce Development Board and as a member of the SBA Advisory Council and the Federal Reserve Bank Advisory Council.  He was named Wisconsin entrepreneur of the year in 1998. Mr. Borden received a bachelor degree in accounting and finance from Marquette University, Milwaukee, Wisconsin.  He also attended a master of business administration program in finance at Marquette University.

Thomas F. Glavin, 48.  Independent director since October 2007.  Mr. Glavin is the owner of Thomas F. Glavin & Associates, Inc., a certified public accounting firm that he started in 1988. In that capacity, Mr. Glavin specializes in providing accounting and tax services to closely held companies.  Mr. Glavin has worked in the accounting profession for over twenty-five years.   Mr. Glavin began his career at Vavrus & Associates, a real estate firm, located in Joliet, Illinois, that owned and managed apartment buildings and health clubs.  At Vavrus & Associates, Mr. Glavin was an internal auditor responsible for reviewing and implementing internal controls.  In 1984, Mr. Glavin began working in the tax department of Touche Ross & Co., where he specialized in international taxation.  In addition to his accounting experience, Mr. Glavin also has been involved in the real estate business for the past fifteen years.  Since 1997, Mr. Glavin has been a partner in Gateway Homes, which has zoned, developed and managed a 440 unit manufactured home park in Frankfort, Illinois as well as single family home sites.  Mr. Glavin received his bachelor degree in accounting from Michigan State University in East Lansing, Michigan and a master of science in taxation from DePaul University in Chicago,

Illinois.  Mr. Glavin is a member of the Illinois CPA Society and the American Institute of Certified Public Accountants.

Brenda G. Gujral, 66.  President and director since October 2004.  Ms. Gujral also serves as president, chief executive officer and a director of IREIC, our sponsor and the parent company of our Business Manager.  She served as president and a director of IREIC from July 1987 through June 1992.  Upon her return to IREIC in January 1998, she was again named president and a director.  She was named chief executive officer of IREIC in January 2008.  She has been the president, chief operating officer and a director of Inland Securities Corporation since January 1997.  Additionally, Ms. Gujral has served as a director of Inland Investment Advisors, Inc., an investment advisor, since January 2001 and has been a director of Inland Western Retail Real Estate Trust, Inc. since its inception in March 2003 and served as its chief executive officer from June 2005 until November 2007.  Ms. Gujral also has served as president and a director of Inland Diversified Real Estate Trust, Inc. since its inception in June 2008 and has been the chairman of the board of Inland Real Estate Exchange Corporation since May 2001.  Ms. Gujral was a director of Inland Retail Real Estate Trust, Inc. from its inception in September 1998 until it was acquired in February 2007.

Ms. Gujral has overall responsibility for the operations of IREIC, including investor relations, regulatory compliance and filings, review of asset management activities and broker-dealer marketing and communication.   Ms. Gujral works with internal and outside legal counsel in structuring IREIC’s investment programs and in connection with preparing offering documents and registering the related securities with the SEC and state securities commissions.

Ms. Gujral has been with the Inland organization for twenty-five years, becoming an officer in 1982. Prior to joining the Inland organization, she worked for the Land Use Planning Commission, establishing an office in Portland, Oregon, to implement land use legislation for that state. Ms. Gujral is a graduate of California State University.  She holds Series 7, 22, 39 and 63 certifications from the Financial Industry Regulatory Authority (“FINRA”), and is a licensed real estate salesperson and a member of the National Association of Real Estate Investment Trusts.

David Mahon, 46.  Independent director since October 2004.  Mr. Mahon currently serves as managing director of GE Antares Capital and is one of GE Antares’ senior professionals with over twenty years of leveraged finance experience.  Mr. Mahon is responsible for structuring and syndicating GE Antares’ transactions.  Previously, Mr. Mahon also was primarily responsible for purchasing and trading investments for Antares’ securitized investment funds.  Prior to forming Antares, Mr. Mahon spent six years at Heller Financial, the last three years of which he worked within the capital markets group.  He also spent three years with Citicorp’s leveraged capital group and started his career at Arthur Andersen.  Mr. Mahon currently serves on the board of directors for Noodles & Company, an operator of over 200 casual dining restaurants based in Boulder, Colorado.  Mr. Mahon is a certified public accountant and a graduate of Augustana College, Rock Island, Illinois.  He holds Series 7 and 63 certifications from FINRA.

Thomas F. Meagher, 78.  Independent director since October 2004.  Mr. Meagher currently serves on the board of directors of DuPage Airport Authority and the TWA Plan Oversight Committee.  He also is a former member of the board of trustees of Edward Lowe Foundation, The Private Bank Corp. and the Chicago Chamber of Commerce.  Mr. Meagher has previously served on the board of directors of UNR Industries, Rohn Towers, Greyhound Lines Inc., Festival Airlines, Lakeside Bank and Trans World Airlines, where he served as chairman of the board for two years and participated in the sale of the company to American Airlines.

Mr. Meagher began his business career in 1958 when he was selected by American Airlines for its management training program.  He subsequently joined Continental Air Transport of Chicago as Executive Vice-President in 1964. In 1970, Mr. Meagher was appointed the first president and chief executive officer of the Chicago Convention and Tourism Bureau, returning to Continental Air Transport as president and chief executive officer in 1972. In 1980, Mr. Meagher purchased Howell Tractor and Equipment Company, a large heavy construction equipment dealership, and sold the company in April 2005. He is the principal stockholder and chairman of Professional Golf Cars of Florida.

Mr. Meagher received his bachelor degree from St. Mary’s University of Minnesota.  Upon graduation, he entered the U.S. Marine Corps Officer Candidate Program, serving with the 2nd Marine Air Wing and achieving the rank of Captain.  Mr. Meagher also attended graduate business school at the University of Chicago.

Robert D. Parks, 65.  Chairman of the board and director since October 2004.  Mr. Parks has been a principal of the Inland real estate organization since May 1968 and is currently chairman of IREIC, a position he has held since November 1984.  Mr. Parks has also served as a director of Inland Securities Corporation since August 1984 and a director of Inland Investment Advisors, Inc. since June 1995.  Mr. Parks served as a director of Inland Real Estate Corporation from 1994 to June 2008, and served as chairman of the board from May 1994 to May 2004 and president and chief executive officer from 1994 to April 2008.  He also served as a director and chairman of the board of Inland Retail Real Estate Trust, Inc. from its inception in September 1998 to March 2006, and as chief executive officer until December 2004.  Mr. Parks also has served as the chairman of the board and a director of Inland Diversified Real Estate Trust, Inc. since its inception in June 2008 and as the chairman of the board and a director of Inland Western Retail Real Estate Trust since its inception in March 2003.  Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for IREIC.  He oversees and coordinates the marketing of all investments and investor relations.

He received his bachelor degree from Northeastern Illinois University, Chicago, Illinois, and his master’s degree from the University of Chicago and later taught in Chicago’s public schools. He is a registered Direct Participation Program Limited Principal with FINRA.  He is a member of the Real Estate Investment Association, the Financial Planning Association, the Foundation for Financial Planning and the National Association of Real Estate Investment Trusts, or “NAREIT.”

Paula Saban, 55.  Independent director since October 2004.  Ms. Saban has worked in the financial services and banking industry for over twenty-five years.  She began her career in 1978 with Continental Bank, which later merged into Bank of America.  From 1978 to 1990, Ms. Saban held various consultative sales roles in treasury management and in traditional lending areas.  She also managed client service teams and developed numerous client satisfaction programs.  In 1990, Ms. Saban began designing and implementing various financial solutions for clients with Bank of America’s Private Bank and Banc of America Investment Services, Inc. Her clients included top management of publicly-held companies and entrepreneurs.  In addition to managing a diverse client portfolio, she was responsible for client management and overall client satisfaction.  She retired from Bank of America in 2006 as a senior vice president/private client manager.  In 1994, Ms. Saban and her husband started a construction products company, Newport Distribution, Inc., of which she is president and a principal stockholder.

Ms. Saban received her bachelor degree from MacMurray College, Jacksonville, Illinois, and her master of business administration from DePaul University, Chicago, Illinois.  She holds Series 7 and 63 certifications from FINRA. She is a former president of the Fairview Elementary School PTA and a former trustee of both the Goodman Theatre and Urban Gateways.  She currently serves as Legislative Chair of Illinois PTA District 37 and as liaison to the No Child Left Behind Task Force of School District 54.

William J. Wierzbicki, 62.  Independent director since October 2005.  Mr. Wierzbicki is a registered Professional Planner in the Province of Ontario, Canada, and is a member of both the Canadian Institute of Planners and the Ontario Professional Planners Institute.  Mr. Wierzbicki is the sole proprietor of “Planning Advisory Services,” a land-use planning consulting service providing consultation and advice to various local governments, developers and individuals. Through Planning Advisory Services, Mr. Wierzbicki is the planner for the Municipalities of Huron Shores and Price Township as well as the Town of Chapleau.

Mr. Wierzbicki is retired from his position as the Coordinator of Current Planning with the City of Sault Ste. Marie, Ontario.  In that capacity, his expertise was in the review of residential, commercial and industrial development proposals.  Mr. Wierzbicki led the program to develop a new Comprehensive Zoning By-Law for the City of Sault Ste. Marie.  Mr. Wierzbicki was the leader of the team that developed the Sault Ste. Marie’s Industrial Development Strategy.

Mr. Wierzbicki is a member of the Sault North Planning Board, which is responsible for land-use planning for thirty-two unorganized townships north of the City of Sault Ste. Marie.  Membership on the Sault North Planning Board is through a provincial government appointment.  He has served four consecutive three-year terms with nine years as the chairman of the board.  Mr. Wierzbicki is an independent director on the Sault Area Hospital board of directors and sits on that board’s New Hospital Planning Committee and the Quality and Performance Committee.  Mr. Wierzbicki received an architectural technologist diploma from the Sault Ste. Marie Technical and Vocational School in Ontario, Canada, and attended Sault College and Algoma University.

RECOMMENDATION OF THE BOARD:  The board recommends that you vote “FOR” the election of all eight nominees.

Independent Director Compensation

Effective as of April 1, 2008, we pay each of our independent directors an annual fee of $30,000 plus $1,000 for each in-person meeting of the board and $500 for each meeting of the board attended by telephone.  We also pay the chairperson of the audit committee an annual fee of $10,000 plus $1,000 for our independent directors for each in-person meeting of the audit committee and $500 for each meeting of the audit committee attended by telephone, and the chairperson of any other committee, including any special committee, an annual fee of $5,000.  We pay our independent directors $500 for each meeting of any committee of the board attended by telephone.  We reimburse all of our directors for any out-of-pocket expenses incurred by them in attending meetings.  In addition, on the date of each annual meeting of stockholders, we grant to each independent director then in office options to purchase 500 shares of our common stock under our independent director stock option plan.  We do not compensate any director that also is an employee of our company, our Business Manager or its affiliates.

The following table further summarizes compensation earned by the independent directors for the year ended December 31, 2008.

	Fees Earned in Cash ($)	Option Awards ($)(1)	Total ($)
J. Michael Borden	50,250	4,475	54,725
Thomas F. Glavin	53,500	4,475	57,975
David Mahon	56,000	4,475	60,475
Thomas F. Meagher	56,750	4,475	61,225
Paula Saban	53,000	4,475	57,475
William J. Wierzbicki	48,000	4,475	52,475

(1)  With the exception of Mr. Glavin, each independent director had options to purchase 4,500 shares of our common stock outstanding at December 31, 2008. Mr. Glavin had options to purchase 3,500 shares of our common stock outstanding at December 31, 2008. All options have been granted pursuant to our independent director stock option plan.

Meetings of the Board of Directors, Audit Committee and Stockholders

During the year ended December 31, 2008, our board met twenty-five times and the audit committee met eleven times.  Each of our directors attended at least 75% of the aggregate amount of the meetings of the board, and any committee on which he or she served, in 2008.  We encourage our directors to attend our annual meetings of stockholders.  All of our directors attended the annual meeting of stockholders held in 2008.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute “soliciting material” and should not be deemed “filed” with the Securities and Exchange Commission or incorporated by reference into any other filing we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

In accordance with its written charter, as amended, the audit committee assists the board in overseeing the company’s financial reporting process including evaluating the effectiveness of auditing and financial controls and procedures.

Management is responsible for the financial reporting process, preparing consolidated financial statements in accordance with generally accepted accounting principles, designing and implementing a system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.  Our independent registered public accounting firm is responsible for auditing the financial statements.  The audit committee is responsible for monitoring and reviewing these procedures and processes.  The audit committee is comprised of four independent directors whose independence has been determined by the board of directors based on the standards set forth in the audit committee’s charter.  The board has determined that Mr. Mahon qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission.  With the exception of Mr. Glavin, the members of the audit committee are not professionally engaged in the practice of accounting or auditing.  The audit committee relies in part, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles.

During the year ended December 31, 2008, the audit committee met eleven times.  During these meetings, the members of the audit committee met with representatives of the members of the company’s management and with the company’s independent registered public accounting firm, KPMG LLP.  The committee discussed numerous items at these meetings including KPMG’s responsibilities to the company, and also met with KPMG to discuss its audit plan for the year ended December 31, 2008.

The audit committee reviewed and discussed the company’s audited consolidated financial statements as of and for the year ended December 31, 2008 with the company’s management.  During the year ended December 31, 2008, management advised the committee that each set of financial statements reviewed had been prepared in accordance with U.S. generally accepted accounting principles, and reviewed significant account and disclosure issues with the committee.

The audit committee also discussed with KPMG all of the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee obtained a formal written statement from

KPMG, describing all relationships between KPMG and the company that might bear on KPMG’s independence.  In addition the audit committee discussed any relationships that may have an impact on KPMG’s objectivity and independence and reviewed audit and non-audit fees paid to KPMG and the written disclosures and letter from KPMG to the committee pursuant to Independence Standards Board Standard No. 1, “Independence Discussions with the Audit Committees.”

Based on the above-mentioned review and discussions with management and KPMG, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

The Audit Committee
David Mahon, Chairman
J. Michael Borden
Thomas F. Glavin
Thomas F. Meagher

EXECUTIVE COMPENSATION

Executive Officers

The board of directors annually elects our executive officers.  These officers may be terminated at any time.  Information about our each of executive officers, with the exception of Mr. Parks and Ms. Gujral, whose biographies are included above, follows:

Roberta S. Matlin, 64.  Vice president — administration since October 2004.  Ms. Matlin joined IREIC in 1984 as director of investor administration and currently serves as a director and senior vice president of IREIC, in the latter capacity directing its day-to-day internal operations.  Ms. Matlin also has been a director of Inland Real Estate Exchange Corporation since May 2001, a director of Inland Institutional Capital Partners Corporation since May 2006 and a director of Pan American Bank since December 2007.  She also has served as a director and president of Inland Investment Advisors, Inc. since June 1995 and Intervest Southern Real Estate Corporation since July 1995 and a director and vice president of Inland Securities Corporation since July 1995.  Ms. Matlin also has served as the president of our Business Manager since its inception in October 2004.  She has served as vice president of Inland Diversified Real Estate Trust, Inc. since June 2008.  Ms. Matlin served as vice president of administration of Inland Western Retail Real Estate Trust, Inc. from 2003 until 2007, vice president of administration of Inland Retail Real Estate Trust, Inc. from 1998 until 2004, vice president of administration of Inland Real Estate Corporation from 1995 until 2000 and trustee and executive vice president of Inland Mutual Fund Trust from 2001 until 2004. Prior to joining Inland, Ms. Matlin worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services.  Ms. Matlin is a graduate of the University of Illinois in Champaign.  She holds Series 7, 22, 24, 39, 63 and 65 certifications from FINRA.

Lori Foust, 44.  Treasurer since October 2005 and our principal financial officer since September 2007.  Ms. Foust also has served as the chief financial officer of our Business Manager since October 2005. Ms. Foust also has served as the treasurer of Inland Diversified Real Estate Trust, Inc. since June 2008 and served as the principal accounting officer of Inland Western Retail Real Estate Trust, Inc. from February 2004 to December 2005. Ms. Foust joined the Inland organization in 2003, in the capacity of vice president of Inland Western Retail Real Estate Advisory Services, Inc. Prior to joining the Inland organization, Ms. Foust worked in the field of public accounting and was a senior manager in the real estate division for Ernst and Young, LLP. She received her bachelor of science degree in accounting and her master of business administration from the University of Central Florida.  Ms. Foust is a certified public accountant and a member of the American Institute of Certified Public Accountants.

Jack Potts, 39.  Principal accounting officer since September 2007. Mr. Potts also has served as the chief accounting officer of our Business Manager since September 2007.  Prior to joining the Inland organization, Mr. Potts held various positions with Equity Office Properties Trust, Inc., in accounting and financial reporting. Prior to working at EOP, Mr. Potts worked in the field of public accounting and was a manager in the real estate division for Ernst and Young LLP.  He received a bachelor degree in accounting from the Michigan State University in East Lansing, Michigan. Mr. Potts is a certified public accountant.

Scott W. Wilton, 48.  Secretary since October 2004.  Mr. Wilton joined The Inland Group in January 1995. He is assistant vice president of The Inland Real Estate Group, Inc. and assistant counsel with The Inland Real Estate Group law department.  In 1998, Mr. Wilton became secretary of Inland Retail Real Estate Trust, Inc. and Inland Retail Real Estate Advisory Services, Inc. In 2001, he became the secretary of Inland Real Estate Exchange Corporation.  In 2003, he became secretary of Inland Western Retail Real Estate Trust, Inc. Mr. Wilton is involved in all aspects of The Inland Group’s business, including real estate acquisitions and financing, securities law and corporate governance matters, leasing and tenant matters and litigation management.  He received bachelor degrees in economics and history from the University of Illinois, Champaign, in 1982 and his law degree from Loyola University, Chicago, Illinois, in 1985. Prior to joining The Inland Group, Mr. Wilton worked for the Chicago law firm of Williams, Rutstein, Goldfarb, Sibrava and Midura, Ltd., specializing in real estate, corporate transactions and litigation.

Compensation of Executive Officers

All of our executive officers are officers and employees, respectively, of one or more of the affiliates of our Business Manager and are compensated by those entities, in part, for services rendered to us.  We do not separately compensate our executive officers, nor do we reimburse either our Business Manager or our property managers for any compensation paid to their employees who also serve as our executive officers, other than through the general fees we pay to them under the business management agreement or the property management agreements.  As a result, we do not have, and our board of directors has not considered, a compensation policy or program for our executive officers and has not included a “Compensation Discussion and Analysis” in this proxy statement.  The fees we pay to the Business Manager and property managers under the business management agreement or the property management agreements are described in more detail under “Certain Relationships and Related Transactions.”

If we decide to pay our named executive officers in the future, the board of directors will review all forms of compensation and approve all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable to the executive officers with respect to the current or future value of our shares.

Stock Option Grants

Under our independent director stock option plan, we have authorized and reserved a total of 75,000 shares of our common stock for issuance.  The number and type of shares that could be issued under the plan may be adjusted if we are the surviving entity after a reorganization or merger or if we split our stock, are consolidated or are recapitalized.  If this occurs, the exercise price of the options will be correspondingly adjusted.

The independent director stock option plan generally provides for the grant of non-qualified stock options to purchase 3,000 shares to each independent director upon his or her appointment subject to satisfying the conditions set forth in the plan.  The plan also provides for subsequent grants of options to purchase 500 shares on the date of each annual stockholder’s meeting to each independent director then in office.  The exercise price for all options currently is fixed at $8.95 per share; however, any shares granted at or subsequent to the time that our shares become listed for trading on a national securities exchange or included for quotation on an inter-dealer quotation system will be based on the average daily open and close sales price per share.  However, options may not be granted at any time when the grant, along with the grants to be made at the same time to other independent directors, would exceed 9.8% of our issued and outstanding shares.

One-third of the options granted following an individual initially becoming an independent director are exercisable beginning on the date of their grant, one-third become exercisable on the first anniversary of the date of their grant and the remaining one-third become exercisable on the second anniversary of the date of their grant.  All other options granted under the independent director stock option plan become fully exercisable on the second anniversary of their date of grant.

Options granted under the independent director stock option plan are exercisable until the first to occur of the tenth anniversary of the date of grant; the removal for cause of the person as an independent director; or three months following the date the person ceases to be an independent director for any other reason except death or disability.

All options generally are exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurs while the person is an independent director.  However, if the option is exercised within the first six months after it becomes exercisable, any shares issued pursuant to such exercise may not be sold until the six month anniversary of the date of the grant of the option.  Notwithstanding any other provisions of the independent director stock option plan to the contrary, no option issued pursuant thereto may be exercised if exercise would jeopardize our status as a REIT under the Internal Revenue Code.

No option may be sold, pledged, assigned or transferred by an independent director in any manner otherwise than by will or by the laws of descent or distribution.

Upon our dissolution, liquidation, reorganization, merger or consolidation as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our assets, the independent director stock option plan will terminate, and any outstanding unexercised options will terminate and be forfeited.  However, holders of options may exercise any options that are otherwise exercisable immediately prior to the dissolution, liquidation, consolidation or merger.  Additionally, our board may provide for other alternatives in the case of a dissolution, liquidation, consolidation or merger.

Certain Relationships and Related Transactions

We pay our Business Manager and its affiliates various fees and compensation.  The following is a summary of the fees and compensation we paid to our Business Manager and its affiliates during the year ended December 31, 2008.

We pay affiliates of our Business Manager, including Inland Securities Corporation (“Inland Securities”), for services incurred in connection with public offerings of our common stock.  Inland Securities served as the dealer manager for both our initial and our follow-on public offerings and was entitled to receive a selling commission equal to 7.5% of the sale price for each share sold in the “best efforts” offering, a marketing contribution equal to 2.5% of the gross offering proceeds from shares sold in the “best efforts” offering and additional 0.5% of these gross offering proceeds.  For the year ended December 31, 2008, these fees and expenses totaled approximately $232.1 million.  Inland Securities was permitted to reallow up to 7% of the selling commissions, and up to 1.5% of the marketing contribution and all or any portion of the due diligence expense allowance, to soliciting dealers.  For the year ended December 31, 2008, Inland Securities reallowed approximately $190.3 million of these fees and expenses.

In accordance with the terms of our public offerings, the Business Manager has guaranteed payment of all public offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds.  Offering costs did not exceed these limitations in either of our public offerings.

After our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we pay our Business Manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.  We pay this fee for services provided or arranged by our Business Manager, such as managing our day-to-day business operations, arranging for the ancillary services provided by other affiliates and overseeing these services, administering our bookkeeping and accounting functions, consulting with our board, overseeing our real estate assets and providing other services as our board deems appropriate.  For the year ended December 31, 2008, we paid our Business Manager a business management fee in an amount equal to $18.5 million, or approximately 0.22% of our “average invested assets” on an annual basis.

We pay Inland Investment Advisors, Inc. fees on a monthly basis totaling 1% of the first $1 to $5 million of marketable securities under management, 0.85% of marketable securities from $5 to $10 million, 0.75% of marketable securities from $10 to $25 million, 0.65% of marketable securities from $25 to $50 million, 0.60% of marketable securities from $50 to $100 million and 0.50% of marketable securities above $100 million.  Notwithstanding the above, the total annual fees paid to Inland Investment Advisors plus the annual business management fee paid to our Business Manager may not exceed the amounts we may pay as the annual business management fee.  During the year ended December 31, 2008, we incurred fees equal to approximately $2.2 million, and owed an additional $0.2 million as of December 31, 2008.

We also reimburse our Business Manager or its affiliates for all expenses that it, or any affiliate, including Inland Securities, pays or incurs on our behalf, including the salaries and benefits of persons employed by the Business Manager or its affiliates and performing services for us, except for the salaries and benefits of persons who also serve as one of the executive officers or as an executive officer of the Business Manager.  For the year ended December 31, 2008, we incurred approximately $8.4 million of these costs, of which approximately $2.4 million remained unpaid as of December 31, 2008.  In addition, for any year in which we qualify as a REIT, our Business Manager must reimburse us for the amounts, if any, by which the total operating expenses paid during the previous year exceed the greater of 2% of the average invested assets for that year or 25% of net income for that year, subject to certain adjustments. Our total operating expenses did not exceed these limits during the year ended December 31, 2008.

Additionally, we pay the Business Manager a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company.  Acquisition fees, however, are not paid for acquisitions solely of a fee interest in property.  The amount of the acquisition fee is equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest and is capitalized as part of the purchase price of the company.  We paid acquisition fees of approximately $22.3 million for the year ended December 31, 2008.

We pay our property managers, entities owned principally by individuals who are employed by or affiliated with our Business Manager, a monthly fee equal to up to 4.5% of the gross income of each property managed directly by the property managers, their affiliates or agents.  We also pay our property managers, based on the type of property managed, a monthly oversight fee of up to 1% of the gross income from each property managed directly by entities other than our property managers, their affiliates or agents.  We do not pay any oversight fees with respect to our lodging properties.  We paid our property managers fees of approximately $20.6 million for the year ended December 31, 2008, none of which were paid as oversight fees.

We pay Inland Mortgage Servicing Corporation, an affiliate of our Business Manager, $225 per loan per month for servicing our loans and our consolidated joint venture, MB REIT, pays $200 per loan per month for servicing its loans.  For the year ended December 31, 2008, we paid loan servicing fees totaling approximately $0.3 million. We also pay Inland Mortgage Brokerage Corporation, another affiliate of our Business Manager, a fee equal to 0.2% of the principal amount of each loan placed for us.  These costs are capitalized as loan fees and amortized over the respective loan term.  During the year ended December 31, 2008, we paid Inland Mortgage Brokerage Corporation fees totaling approximately $1.8 million.

We have established a discount stock purchase policy for related parties and related parties of our Business Manager that enables these persons to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased.  For the year ended

December 31, 2008, we sold 142,396 shares to related parties and recognized an expense of approximately $0.1 million related to these discounts.

As of December 31, 2008, we had deposited approximately $25.2 million in Inland Bank and Trust, a subsidiary of Inland Bancorp, Inc., which is an affiliate of The Inland Real Estate Group, Inc.  In addition, as of December 31, 2008, we owned 675,820 shares of the common stock of Inland Real Estate Corporation, an unaffiliated REIT sponsored by IREIC in 1994.  On April 1, 2009, the closing price of this stock on the New York Stock Exchange was $6.95 per share.

Policies and Procedures with Respect to Related Party Transactions

Our charter contains provisions setting forth our ability to engage in certain related party transactions.  Our board reviews all of these transactions and, as a general rule, any related party transactions must be approved by a majority of the directors not otherwise interested in the transaction.   In determining whether to approve or authorize a particular related party transaction, these directors will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.  We believe that our general policies and procedures regarding related party transactions also are evidenced by the disclosures in our current and prior proxy statements under the caption “Certain Relationships and Related Transactions.” We may in the future adopt written policies and procedures regarding related party transactions.

PROPOSAL NO. 2 — RATIFY APPOINTMENT OF KPMG LLP

The audit committee has selected KPMG LLP (referred to herein as “KPMG”) to serve as our independent registered public accounting firm for the year ending December 31, 2009.  We are asking our stockholders to ratify the selection even though your approval is not required.  Further, even if you do not approve the selection of KPMG, we will not replace them for this year due to the added expense and delay that would result from replacing them and selecting a new firm.  Instead, the audit committee will consider the negative vote as a direction to consider a different firm next year. If you return a proxy card but do not indicate how your shares should be voted, they will be voted “for” the appointment of KPMG.

Representatives of KPMG will attend the annual meeting.  These representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate stockholder questions.

RECOMMENDATION OF THE BOARD:  The audit committee recommends that you vote “FOR” the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2009.

Fees to Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2008 and 2007, together with fees for audit-related services and tax services rendered by KPMG for the years ended December 31, 2008 and 2007, respectively.

	Year ended December 31,
Description	2008	2007

Audit fees(1)	$1,046,586	$980,000
Audit-related fees(2)	$336,000	$816,189
Tax fees(3)	$650,544	$237,948
All other fees(4)	$160,315	—
TOTAL	$2,193,445	$2,034,137

(1)	Audit fees consist principally of fees paid for the audit of our annual financial statements and review of our financial statements included in our quarterly reports on Form 10-Q.
(2)

Audit-related fees are fees paid for professional services performed in connection with the review of our financial statements that were included in the registration statements, as amended, for the public offering of our common stock and the review of pro forma financial statements for property acquisitions.

(3)	Tax fees are comprised of tax compliance fees.
(4)	Other fees relate to due diligence services provided in connection with a potential investment in a joint venture.

Approval of Services and Fees

Our audit committee has reviewed and approved all of the fees charged by KPMG, and actively monitors the relationship between audit and non-audit services provided by KPMG.  The audit committee concluded that all services rendered by KPMG during the years ended December 31, 2008 and 2007, respectively, were consistent with maintaining KPMG’s independence.  Accordingly, the audit committee has approved all of the services provided by KPMG.  As a matter of policy, the company will not engage its primary independent registered public accounting firm for non-audit services other than “audit-related services,” as defined by the SEC, certain tax services and other permissible non-audit services as specifically approved by the chairperson of the audit committee and presented to the full committee at its next regular meeting.  The policy also includes limits on hiring partners of, and other professionals employed by, KPMG to ensure that the SEC’s auditor independence rules are satisfied.

Under the policy, the audit committee must pre-approve any engagements to render services provided by the company’s independent registered public accounting firm and the fees charged for these services including an annual review of audit fees, audit-related fees, tax fees and other fees with specific dollar value limits for each category of service.  During the year, the audit committee will periodically monitor the levels of fees charged by KPMG and compare these fees to the amounts previously approved.  The audit committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.  Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chairperson of the audit committee for approval.

During 2008, certain consulting and compliance-related tax fees for services performed by KPMG exceeded the amounts pre-approved by the audit committee.  The audit committee did, however, approve, ratify and confirm the excess fees in January 2009. In addition, the audit committee and KPMG concluded that these additional fees did not affect KPMG’s independence.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our current or former officers or employees, or the current or former officers or employees of our subsidiaries, participated in any deliberations of our board of directors concerning executive officer compensation during the year ended December 31, 2008.  In addition, during the year ended December 31, 2008, none of our executive officers served as a director or a member of the compensation committee of any entity that has one or more executive officers serving as a member of our board of directors.

STOCKHOLDER PROPOSALS

We have not received any stockholder proposals for inclusion in this year’s proxy statement.  Section 9(a) of Article II of our bylaws requires that any stockholder intending to present a proposal for action by the stockholders at an annual meeting must provide, among other things, written notice to our corporate secretary not later than the ninetieth day and not earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting.  For our annual meeting to be held in 2010, a stockholder must provide written notice of a proposal not earlier than February 2, 2010 and not later than March 4, 2010.  A copy of our bylaws may be obtained by written request to our corporate secretary at the address provided below.

Our bylaws do not change the deadline for a stockholder seeking to include a proposal in our proxy statement pursuant to Securities and Exchange Commission Rule 14a-8 or affect a stockholder’s right to present for action at an annual meeting any proposal so included.  Rule 14a-8 requires that notice of a stockholder proposal requested to be included in our proxy materials pursuant to that Rule must generally be furnished to our corporate secretary not later than 120 days prior to the anniversary date of our proxy statement for the previous year’s annual meeting.  For our annual meeting to be held in 2010, stockholder proposals to be considered for inclusion in the proxy statement under Rule 14a-8 must be received by our corporate secretary no later than December 16, 2009.

All stockholder proposals should be submitted in writing and addressed to our corporate secretary, at Inland American Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois  60523.

YOUR VOTE IS IMPORTANT.  THE PROMPT RETURN OF

PROXIES WILL SAVE US THE EXPENSE OF

FURTHER REQUESTS FOR PROXIES.  PLEASE

PROMPTLY MARK, SIGN, DATE AND RETURN THE

ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

INLAND AMERICAN REAL ESTATE TRUST, INC. REVOCABLE PROXY FOR ANNUAL MEETING OF STOCKHOLDERS – JUNE 2, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Inland American Real Estate Trust, Inc., a Maryland corporation (the “Company”), hereby appoints Scott W. Wilton and Roberta S. Matlin as proxies for the undersigned, and each of them, each with full power of substitution in each of them, to attend the annual meeting of stockholders to be held at the principal executive offices of the Company located at 2901 Butterfield Road, Oak Brook, Illinois 60523 on June 2, 2009, at 9:00 a.m. central time, or any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to such meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL NO. 2 AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. (Continued and to be signed on reverse side) PROXY SEE REVERSE SIDE TO VOTE BY MAIL, PLEASE DETACH HERE

Please mark vote as indicated in this example X THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE NOMINEES FOR DIRECTOR, AND “FOR” PROPOSAL 2. 1. ELECTION OF DIRECTORS: 01. J. MICHAEL BORDEN 05. THOMAS F. MEAGHER 02. THOMAS F. GLAVIN 06. ROBERT D. PARKS 03. BRENDA G. GUJRAL 07. PAULA SABAN 04. DAVID MAHON 08. WILLIAM J. WIERZBICKI (INSTRUCTION: To withhold authority to vote for any specific nominee(s), mark “For All” and strike a line through that nominee(s’) name(s) or number(s) in the list above.) PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE. TO VOTE BY MAIL, PLEASE DETACH HERE VOTE BY TELEPHONE OR INTERNET QUICK EASY IMMEDIATE Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail. VOTE BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form. VOTE BY INTERNET: The web address is www.proxyvoting.com/INLAND. You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form. IF YOU VOTE BY PHONE OR INTERNET—DO NOT MAIL THE PROXY CARD. THANK YOU FOR VOTING. OPTION A: To vote as the Board of Directors recommends on ALL proposals, press 1. OPTION B: If you choose to vote on each proposal separately, press 0. You will hear instructions for voting on each proposal. Call .Toll Free On a Touch-Tone Telephone 1-877-550-3536 There is NO CHARGE to you for this call CONTROL NUMBER for Telephone/Internet Voting FOR ALL WITHHOLD ALL 2. RATIFY KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009. Date: , 2009 Signature Signature (if held jointly) Please sign exactly as your name or names appear hereon. For joint accounts each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. FOR AGAINST ABSTAIN CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.